EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

Ashford Inc.
Dallas, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-221993, 333-227729 and 333-236919) and Form S-8 (No. 333-200183), of Ashford Inc. of our report dated June 29, 2022, relating to the Combined Carve-Out Financial Statements of the Chesapeake Companies (A Carve-Out of MHI Hotels Services, LLC) as of December 31, 2021 and for the year then ended, which appears in this Form 8-K/A.

/s/ BDO USA, LLP
Dallas, Texas
June 29, 2022